MIDAS INVESTORS LTD.
                         SPECIAL MEETING OF STOCKHOLDERS
                                NOVEMBER 8, 2001

                 Certificate and Report of Inspector of Election

The undersigned, duly appointed Inspector of Election of Midas Investors Ltd., DOES HEREBY CERTIFY:

1. That the Special Meeting of Stockholders (the "Meeting") of Midas Investors Ltd.(the "Fund") was held at the offices of the Fund located at 11 Hanover Square, New York, New York, on Thursday, November 8, 2001 at 10:00 a.m. EST, pursuant to due notice.
2. That before entering upon the discharge of my duties, I was duly sworn and the oath so taken by me is hereto annexed.
3. That as of the close of business on September 18, 2001, the record date of the meeting, there were 1,700,014.629 shares of common stock outstanding and entitled to vote at the Meeting.
4. That I inspected the signed proxies used at the meeting and found the same to be in proper form.
5. There were represented at the meeting 1,700,014.6290 shares of voting common stock of the Fund, of which 938,663.0800 shares were represented by valid proxies.

6. That I received the votes of the stockholders by ballot with respect to the following proposal and report the results of the vote taken as follows:

The proposal to approve an Agreement and Plan of Reorganization under which Midas Fund would acquire all the assets of Midas Investors in exchange solely for shares of Midas Fund and the assumption by Midas Fund of all of Midas Investors' liabilities, followed by the distribution of those shares to the stockholders of Midas Investors.

     --------------------- ------------------------ ------------------------
     For 851,250.0610      Against 51,509.7800      Abstain 35,903.2390
     --------------------- ------------------------ ------------------------

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of November, 2001.

                              /s/ Johanna Boucher
                   ------------------------------------------
                     Johanna Boucher, Inspector of Election